UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 22, 2010 (August 25, 2010)
Date of Report (Date of earliest event reported)
CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Care Investment Trust Inc. (the “Company”) is filing this Form 8-K/A to update the disclosure provided in the Company’s August 31, 2010, Form 8-K relating to the Company’s intention to appeal the New York Stock Exchange staff’s (“NYSE Staff”) decision to delist the Company’s common stock. On October 21, 2010, the NYSE Regulation, Inc. Board of Directors’ Committee for Review (“NYSE Review Committee”) affirmed the NYSE Staff’s decision to delist the Company’s common stock. Accordingly, the Company expects the NYSE Staff to make an application to the Securities and Exchange Commission (“SEC”) to delist the Company’s common stock in the near future. The Company remains listed and trades on the OTCQX marketplace under the ticker symbol CVTR.
     On October 22, 2010, the Company issued a press release to announce the NYSE Review Committee’s rejection of the Company’s appeal, affirming the NYSE Staff’s decision to delist the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits
     (d) Exhibits
The following exhibit is filed as part of this Report to the extent described in Item 3.01.

Exhibit No.	Description of Document
99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 22, 2010

CARE INVESTMENT TRUST INC.
By:	/s/ Paul F. Hughes
	Name:	Paul F. Hughes
	Title:	Chief Compliance Officer and Secretary